UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 1, 2013

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

2319 Foothill Boulevard, Suite 160, Salt Lake City, Utah
(Address of principal executive offices)

84109
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective September 1, 2013, Hansen, Barnett and Maxwell, P.C. (“HBM”) resigned as the independent registered public accounting firm of Caspian Services, Inc. (the “Company”).  HBM’s reports on the financial statements for the fiscal years ended September 30, 2012 and 2011 contained a going concern note resulting from the fact that the Company had negative working capital in each of the past two fiscal years.  Other than the foregoing,  HBM’s reports on the financial statements for the fiscal years ended September 30, 2012 and 2011did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the period through September 1, 2013, there were no disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HBM, would have caused it to make reference to the subject matter of the disagreements in connection with its report.   Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the Company’s two most recent fiscal years and the period through September 1, 2013.

The Company provided a copy of the foregoing disclosures to HBM prior to the date of the filing of this report and requested that HBM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

           (d)   Exhibits

Exhibit 16.1	Letter from Hansen, Barnett & Maxwell, P.C. to the Securities and Exchange Commission, dated September 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: September 5, 2013	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer

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